SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

M-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 29, 2006 (the “Closing Date”), M-Wave, Inc., a Delaware corporation (the “Registrant”) entered into, and simultaneously consummated, an agreement (“Agreement”) whereby it issued an aggregate of 5,000 shares of Series B Convertible Preferred Stock (“Series B Stock”), which are convertible into shares of the Registrant’s common stock (the “Conversion Shares”), to the following entities: (i) Mercator Momentum Fund, LP; (ii) Mercator Momentum Fund III, LP; and (iii) Monarch Pointe Fund, Ltd. (collectively, the “Purchasers”). Each share of Series B Stock has a stated value of $100.00. The Registrant issued the Series B Stock in exchange for the payment of $500,000 to the Registrant on the Closing Date.

Background

On the Closing Date, the Registrant issued 5,000 shares of Series B Stock to the Purchasers in exchange for the payment by the Purchasers of $500,000 on such date; such funds to be held in a reserve account at the bank currently utilized by the Registrant and released therefrom only upon a resolution by a majority of the Registrant’s independent directors to the effect that the release of such funds (or any portion thereof) is necessary or appropriate under the Registrant’s budget (as approved by the audit committee of the Registrant’s Board of Directors).

The number of Conversion Shares that any of the Purchasers may acquire at any time is subject to limitations in the Certificate of Designations of Preferences and Rights of Series B Stock, as filed with the Secretary of State of the State of Delaware on March 1, 2006, such that the sum of the number of Conversion Shares plus the number of shares of the Registrant’s common stock already owned by any of the Purchasers, does not exceed 9.99% of the Registrant’s then outstanding common stock.

The Agreement further stipulates that that the sum of the number of Conversion Shares plus the number of shares of the Registrant’s common stock already owned by any of the Purchasers, may not exceed 19.99% of the Registrant’s then outstanding common stock without the approval of the Registrant’s stockholders if such approval is required by the rules and regulations of the Nasdaq Capital Market.

Series B Stock
The Series B Stock is non-voting and is entitled to receive monthly dividends at an annual rate equal to 15%, subject to reduction to 9% after the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (“SEC”). The monthly dividends are payable in cash. The number of shares into which one share of Series B Stock shall be convertible shall be determined by dividing $100.00 by $3.16 (subject to adjustment). In addition, the Series B Stock has liquidation preferences and certain other privileges.

Registration of Stock
Pursuant to a Registration Rights Agreement between the Purchasers, M.A.G. Capital, LLC and the Registrant, the Registrant agreed to use it best efforts to file a registration statement covering the resale of the Conversion Shares (the “Registration Statement”). Such registration rights are more fully set forth in the Registration Rights Agreement attached to this Current Report on Form 8-K as Exhibit 10.2.

The information set forth herein with respect to the Agreement, the Series B Stock and the Registration Rights Agreement is intended to be a summary only. The entire agreements are attached hereto as Exhibits to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report on Form 8-K, which item is incorporated herein by reference, for a description of the terms of a preferred stock instrument which is convertible into shares of the Registrant’s common stock.

Item 7.01.	Regulation FD Disclosure.

On January 3, 2007, the Registrant issued a press release announcing completion of the transaction described in Items 1.01 and 3.02 above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release and the information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
3.1
Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock of M-Wave, Inc. (incorporated herein by reference to Exhibit 3.1 of the M-Wave, Inc. Current Report on Form 8-K filed with the SEC on March 7, 2006 (File No. 000-19944, Accession Nos. 0001140361-06-003520)).

10.1	Subscription Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated December 29, 2006.
10.2	Registration Rights Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated December 29, 2006.
99.1	Press Release of M-Wave, Inc. dated January 3, 2007.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Registrant’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Registrant’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

	By	/s/ Jeffrey Figlewicz
Jeffrey Figlewicz
Chief Financial Officer
Dated: January 4, 2007